      As filed with the Securities and Exchange Commission on July 30, 1997.
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                               THE BOEING COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                    91-0425694
-----------------------------------       --------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                          7755 EAST MARGINAL WAY SOUTH
                            SEATTLE, WASHINGTON 98108
          (Address of principal executive offices, including zip code)

     EMPLOYEE SAVINGS PLAN OF MCDONNELL DOUGLAS CORPORATION - SALARIED PLAN

     EMPLOYEE SAVINGS PLAN OF MCDONNELL DOUGLAS CORPORATION - COMPONENT PLAN

     EMPLOYEE THRIFT PLAN OF MCDONNELL DOUGLAS CORPORATION - SUBSIDIARY PLAN

       EMPLOYEE THRIFT PLAN OF MCDONNELL DOUGLAS CORPORATION - HOURLY PLAN

           EMPLOYEE INVESTMENT PLAN OF MCDONNELL DOUGLAS CORPORATION -

                                HOURLY EAST PLAN

           EMPLOYEE INVESTMENT PLAN OF MCDONNELL DOUGLAS CORPORATION -

                                HOURLY WEST PLAN

                            (Full title of the plans)

                                 HEATHER HOWARD
                    CORPORATE SECRETARY AND CORPORATE COUNSEL
                               THE BOEING COMPANY
                          7755 EAST MARGINAL WAY SOUTH
                            SEATTLE, WASHINGTON 98108
                                 (206) 655-7531
 (Name, address and telephone number, including area code, of agent for service)
                             ----------------------

                                    COPY TO:
                                  J. SUE MORGAN
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed Maximum      Proposed Maximum
               Title of Securities                  Number to Be   Offering Price Per    Aggregate Offering     Amount of
                to Be Registered                    Registered(1)       Share(2)               Price         Registration Fee
--------------------------------------------------  --------------  -------------------  ------------------  ----------------
Common Stock, par value $5.00 per share
   Employee  Savings  Plan of  McDonnell  Douglas
     Corporation - Salaried Plan                     1,582,630           $58.125           $ 91,990.369.75       $27,875.87
   Employee  Savings  Plan of  McDonnell  Douglas
     Corporation - Component Plan                       71,397           $58.125           $  4,149,950.63       $ 1,257.56
   Employee  Thrift  Plan  of  McDonnell  Douglas
     Corporation - Subsidiary Plan                      21,570           $58.125           $  1,253,756.25       $   379.93
   Employee  Thrift  Plan  of  McDonnell  Douglas
     Corporation - Hourly Plan                           1,957           $58.125           $    113,750.63       $    34.47
   Employee  Investment Plan of McDonnell Douglas
     Corporation - Hourly East Plan                    133,129           $58.125           $  7,738.123.13       $ 2,344.89
   Employee  Investment Plan of McDonnell Douglas
     Corporation - Hourly West Plan                    189,317           $58.125           $ 11,004,050.63       $ 3,334.56

         TOTAL                                       2,000,000                             $116,250,000.00       $35,227.27

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $58.125 based on the average of the high sales price ($58.625) and the low sales price ($57.625) for the registrant's Common Stock as reported on the New York Stock Exchange on July 28, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Commission"), on March 10, 1997, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The Registrant's Registration Statement on Form 10 (Registration No. 1-422) with respect to the Registrant's common stock and filed with the Commission on April 20, 1935, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The opinion of counsel as to the legality of the securities that may be issued under the Plans is given by Heather Howard, Corporate Secretary and Corporate Counsel for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII, Section 4 of the Registrant's By-Laws provides for indemnification of the Registrant's directors and officers to the full extent permitted under Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with the respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article Twelfth of the Registrant's Restated Certificate of Incorporation provides that, to the full extent that Delaware law permits the limitation or elimination of the liability of directors, a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Officers and directors of the Registrant are covered by insurance that, with certain exceptions and within certain limitations, indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any alleged error or misstatement, misleading statement, wrongful act or omission, neglect or breach of duty, in their capacities as such.


ITEM 8.  EXHIBITS

   Exhibit Number                                                Description
---------------------     --------------------------------------------------------------------------
          5.1             Opinion of counsel regarding legality of the Common Stock being registered
         15.1             Letter regarding unaudited interim financial information
         23.1             Consent of Deloitte & Touche LLP (see page II-6)
         23.2             Consent of counsel (included in Exhibit 5.1)
         24.1             Power of Attorney (see Signature Page)

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on April 28, 1997.

                               THE BOEING COMPANY

                               By:     /s/ Philip M. Condit
                                  -------------------------------
                                          Philip M. Condit
                               Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Philip M. Condit, Theodore J. Collins and B.E. Givan, or any of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 28, 1997.

                      SIGNATURE                                                   TITLE
                                                            Chairman of the Board and Chief Executive Officer
                 /s/ Philip M. Condit                                 (Principal Executive Officer)
------------------------------------------------------
                   Philip M. Condit
                                                            Senior Vice President and Chief Financial Officer
                    /s/ B.E. Givan                                    (Principal Financial Officer)
------------------------------------------------------
                      B.E. Givan
                                                                      Vice President and Controller
                   /s/ Gary W. Beil                                   (Principal Accounting Officer)
------------------------------------------------------
                     Gary W. Beil

                  /s/ John E. Bryson                                             Director
------------------------------------------------------
                    John E. Bryson
                                                                                 Director
                   /s/ John B. Fery
------------------------------------------------------
                     John B. Fery
                                                                                 Director
                   /s/ Paul E. Gray
------------------------------------------------------
                     Paul E. Gray
                                                                                 Director
                 /s/ Harold J. Haynes
------------------------------------------------------
                   Harold J. Haynes
                                                                                 Director
                /s/ Donald E. Petersen
------------------------------------------------------
                  Donald E. Petersen
                                                                                 Director
                /s/ Charles M. Pigott
------------------------------------------------------
                  Charles M. Pigott
                                                                                 Director
                /s/ Rozanne L. Ridgway
------------------------------------------------------
                  Rozanne L. Ridgway

                 /s/ Frank A. Shrontz                                 Director
------------------------------------------------------
                   Frank A. Shrontz

              /s/ George H. Weyerhaeuser                              Director
------------------------------------------------------
                George H. Weyerhaeuser

                                    THE PLANS


Pursuant to requirements of the Securities Act of 1933, as amended, the persons who will administer the Employee Savings Plan of McDonnell Douglas Corporation - Salaried Plan, the Employee Savings Plan of McDonnell Douglas Corporation - Component Plan, the Employee Thrift Plan of McDonnell Douglas Corporation - Subsidiary Plan, the Employee Thrift Plan of McDonnell Douglas Corporation - Hourly Plan, the Employee Investment Plan of McDonnell Douglas Corporation - Hourly East Plan, and the Employee Investment Plan of McDonnell Douglas Corporation - Hourly West Plan, have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 30, 1997.


                              EMPLOYEE SAVINGS PLAN OF MCDONNELL
                              DOUGLAS CORPORATION - SALARIED PLAN

                              By: THE BOEING COMPANY

                              By:            /s/ Boyd E. Givan
                                  ------------------------------------------
                                               Boyd E. Givan
                              Senior Vice President and Chief Financial Officer


                              EMPLOYEE SAVINGS PLAN OF MCDONNELL
                              DOUGLAS CORPORATION - COMPONENT PLAN

                              By: THE BOEING COMPANY

                              By:            /s/ Boyd E. Givan
                                  ------------------------------------------
                                               Boyd E. Givan
                              Senior Vice President and Chief Financial Officer


                              EMPLOYEE THRIFT PLAN OF MCDONNELL
                              DOUGLAS CORPORATION - SUBSIDIARY PLAN

                              By: THE BOEING COMPANY

                              By:            /s/ Boyd E. Givan
                                  ------------------------------------------
                                               Boyd E. Givan
                              Senior Vice President and Chief Financial Officer


                              EMPLOYEE THRIFT PLAN OF MCDONNELL
                              DOUGLAS CORPORATION - HOURLY PLAN

                              By: THE BOEING COMPANY

                              By:            /s/ Boyd E. Givan
                                  ------------------------------------------
                                               Boyd E. Givan
                              Senior Vice President and Chief Financial Officer

                              EMPLOYEE INVESTMENT PLAN OF
                              MCDONNELL DOUGLAS CORPORATION -
                              HOURLY EAST PLAN

                              By: THE BOEING COMPANY

                              By:            /s/ Boyd E. Givan
                                  ------------------------------------------
                                               Boyd E. Givan
                              Senior Vice President and Chief Financial Officer


                              EMPLOYEE INVESTMENT PLAN OF
                              MCDONNELL DOUGLAS CORPORATION -
                              HOURLY WEST PLAN

                              By: THE BOEING COMPANY

                              By:            /s/ Boyd E. Givan
                                  ------------------------------------------
                                               Boyd E. Givan
                              Senior Vice President and Chief Financial Officer

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Boeing Company on Form S-8 of our reports dated January 23, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Boeing Company and subsidiaries for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP
Seattle, Washington

July 30, 1997

                                INDEX TO EXHIBITS


   Exhibit Number                                                Description
   --------------         --------------------------------------------------------------------------
          5.1             Opinion of counsel regarding legality of the Common Stock being registered
         15.1             Letter regarding unaudited interim financial information
         23.1             Consent of Deloitte & Touche LLP (see page II-8)
         23.2             Consent of counsel (included in Exhibit 5.1)
         24.1             Power of Attorney (see Signature Page)